Filed pursuant to Rule 424(b)(5)
Registration No. 333-252777

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

DATED MARCH 30, 2021

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated March 16, 2021)

SeaChange International, Inc.

Shares of Common Stock

SeaChange International, Inc. is offering            shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Global Select Market under the symbol “SEAC.” On March 29, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $2.08 per share.

The offering is being underwritten on a firm commitment basis. The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Global Select Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

The aggregate market value of our outstanding common stock held by non-affiliates is $65,889,645 based on 37,817,400 shares of outstanding common stock, of which 31,677,714 shares are held by non-affiliates, and a per share price of $2.08 which was the closing sale price of our common stock as quoted on the Nasdaq Global Select Market on March 29, 2021. During the 12 calendar month period that ends on and includes the date hereof (but excluding this offering), we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have also agreed to reimburse the underwriter for certain expenses. See the section entitled “Underwriting.”

We have granted the underwriter an option to purchase from us up to                  additional shares of our common stock at the public offering price, less underwriting discounts and commissions, within 45 days from the date of this prospectus supplement. If the underwriter exercises the option in full, the total underwriting discount will be $                , and the total proceeds to us, before expenses, will be $                .

Delivery of the common stock is expected to be made on or about April    , 2021.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus supplement is                  , 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our common stock and important business information about us. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we nor the underwriters are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of this offering and our business varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “SeaChange,” the “Company,” “we,” “us,” “our” or similar references to refer to SeaChange International, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-5, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

SeaChange International, Inc. (“SeaChange,” the “Company,” “us,” or “we”), a Delaware corporation founded on July 9, 1993, is an industry leader in the delivery of multiscreen, advertising and premium over the top (“OTT”) video management solutions headquartered in Waltham, Massachusetts. Our software products and services facilitate the aggregation, licensing, management and distribution of video and advertising content for service providers, telecommunications companies, satellite operators, broadcasters and other content providers. We sell our software products and services worldwide, primarily to service providers including: operators, such as Liberty Global, plc., Altice NV, Cox Communications, Inc. and Rogers Communications, Inc.; telecommunications companies, such as Verizon Communications, Inc., AT&T, Inc. and Frontier Communications Corporation; satellite operators such as Direct TV and Dish Network Corporation; and broadcasters.

Our software products and services are designed to empower video providers to create, manage and monetize the increasingly personalized, highly engaging experiences that viewers demand. Using our products and services, we believe customers can increase revenue by offering services such as video-on-demand (“VOD”) programming on a variety of consumer devices, including televisions, mobile telephones (“smart phones”), personal computers (“PCs”), tablets and OTT streaming players. Our solutions enable service providers to offer other interactive television services that allow subscribers to receive personalized services and interact with their video devices, thereby enhancing their viewing experience. Our products also allow our customers to insert advertising into broadcast and VOD content.

SeaChange serves an exciting global marketplace where multiscreen viewing is increasingly required, consumer device options are evolving rapidly, and viewing habits are shifting. The primary driver of our business is enabling the delivery of video content in the changing multiscreen television environment. We have expanded our capabilities, products and services to address the delivery of content to devices other than television set-top boxes, namely PCs, tablets, smart phones and OTT streaming players. We believe that our strategy of expanding into adjacent product lines will also position us to further support and maintain our existing service provider customer base. Providing our customers with more scalable software platforms enables them to further reduce their infrastructure costs, improve reliability and expand service offerings to their customers. Additionally, we believe we are well positioned to capitalize on new customers entering the multiscreen marketplace and increasingly serve adjacent markets. Our core technologies provide a foundation for software products and services that can be deployed in next generation video delivery systems capable of increased levels of subscriber activity across multiple devices.

We have historically sold and licensed our products and services on a standalone basis. Commencing February 2019, we adopted a value-based selling approach as part of which we offer our customers the ability to license all of our product and services, including specified upgrades, for a fixed period of time for a fixed price which we refer to as our Framework offering.

We initiated restructuring efforts in fiscal 2020 to improve operations and optimize our cost structure. In October 2019, we continued to streamline our operations and closed our service organizations in Ireland and the

Netherlands resulting in annualized cost savings of approximately $6.0 million. We will also realize cost savings in fiscal 2021 related to the reduction in headcount driven by COVID-19.

Our principal executive office is located at 500 Totten Pond Road, Waltham, MA, and our telephone number is (978) 897-0100. Our website is www.seachange.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

THE OFFERING

Shares of common stock offered	shares of common stock

Common Stock outstanding before this offering	37,817,400 shares of common stock

Underwriter’s Option	We have granted the underwriter an option to purchase from us up to additional shares of our common stock at the public offering price, less underwriting discounts and commissions, within 45 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	shares of common stock

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $ million (approximately $ million if the underwriter exercises its over-allotment option in full), after deducting underwriting discounts and fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, working capital, potential acquisitions and other business opportunities.

Nasdaq Global Select Market symbol	Our common stock is listed on the Nasdaq Global Select Market under the symbol “SEAC.”

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 6 of the accompanying prospectus and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 37,817,400 shares of common stock outstanding as of March 29, 2021 and excludes, as of that date:

•	Approximately 1,804,765 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans having a weighted average exercise price of $1.91 per share; and
•	Approximately 939,128 shares of our common stock issuable upon exercise of outstanding restricted stock units, deferred stock units and performance stock units under our equity incentive plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s overallotment option to purchase additional shares of common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before deciding whether to invest in shares of our common stock. See “Where You Can Find More Information” and “Incorporation of Documents By Reference.” Our business, financial condition, results of operations and growth prospects could be harmed as a result of these risks. In such an event, the trading price of our common stock may decline, and you may lose all or part of your investment.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $         per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $         per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes including but not limited to, working capital, potential acquisitions and other business opportunities. See “Use of Proceeds.” Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Additional stock offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given our plans and expectations that we may need additional capital, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business.

Cyber-attacks or other breaches of network or information technology (IT) security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attacks, malware, computer viruses and other means of unauthorized access. In the first quarter of fiscal 2021, we experienced a ransomware attack on our information technology system. While such attack did not have a material adverse effect on our business operation, it caused a temporary disruption. Any similar attack on our information technology system could compromise our systems and operations, materially adversely impact our financial condition, and subject us to scrutiny and/or litigation from regulators and our customers. A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation.

FORWARD-LOOKING INFORMATION

This prospectus supplement, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For SeaChange International, Inc., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following, which may be amplified by the novel coronavirus (COVID-19) pandemic: our transition to being a company that primarily provides software solutions, the effect of certain legal claims against us, projected changes in our revenue, earnings and expenses (including taxes), exchange rate sensitivity, interest rate sensitivity, liquidity, product introductions, industry changes, general market conditions, our continued limited number of customers, geographic location of sales and a reduction in workforce and the impact thereof; our ability to meet the continued listing requirements of Nasdaq, and other risks and uncertainties discussed in this and our other filings with the SEC.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended January 31, 2020, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this prospectus supplement and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by law.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $         million from the sale of the shares of common stock offered in this offering, or approximately $         million if the underwriter exercises its option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, working capital, potential acquisitions and other business opportunities. However, we have no current plans, commitments, or agreements with respect to any material acquisitions.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of October 31, 2020. Such information is set forth on the following basis:

•	on an actual basis; and

•

on an as-adjusted basis to reflect the issuance and sale by us of shares of our common stock in this offering at the public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of October 31, 2020 (in thousands, except per share data)
	Actual	As Adjusted
Cash, cash equivalents, and restricted cash	$5,124	$

Total debt, including current maturities	2,413
Total stockholders’ equity
Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 37,727,987 shares issued and 37,556,067 shares outstanding actual; shares issued and shares outstanding as adjusted	377
Additional paid-in capital	246,254
Treasury stock, at cost; 171,920 shares	(227)
Accumulated other comprehensive loss, net of tax	(676)
Accumulated deficit	(210,617)

Total stockholders’ equity	$35,111

Total capitalization	$37,524

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of October 31, 2020 was approximately $23.3 million, or $0.62 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the common stock in this offering at the offering price set forth on the cover page of this prospectus supplement and after deducting estimated underwriting discounts and expenses payable by us, our as adjusted net tangible book value as of October 31, 2020 would have been approximately $            million or $            per share of common stock. This represents an immediate increase in net tangible book value of $            per share to our existing stockholders and an immediate dilution in net tangible book value of $            per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share	$
Net tangible book value per share as of October 31, 2020		$0.62

Increase per share attributable to this offering	$
As adjusted net tangible book value per share as of October 31, 2020 after this offering	$
Dilution per share to new investors participating in this offering	$

If the underwriter exercises its option to purchase additional shares of common stock in full in this offering, the as adjusted net tangible book value per share as of October 31, 2020 after the offering would be $         per share, the increase in net tangible book value per share to existing shareholders would be $         and the dilution in net tangible book value per share to investors participating in this offering would be $         per share.

The information above is as of October 31, 2020 and excludes, as of that date:

•	Approximately 2,521,494 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans having a weighted average exercise price of $2.08 per share; and

•	Approximately 1,414,896 shares of our common stock issuable upon exercise of outstanding restricted stock units, deferred stock units and performance stock units under our equity incentive plan.

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated March , 2021 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below and the underwriters named below have severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following respective number of shares of our common stock:

Underwriter	Number of Shares
Aegis Capital Corp.

The underwriters are committed to purchase all the shares of common stock offered by us, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters propose to offer the shares of common stock for sale from time to time in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The underwriter effects such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of common stock and the price at which the underwriters resell such shares of common stock may be deemed underwriting compensation.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the common stock offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the common stock to other securities dealers at such price less a concession of $ per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have granted the underwriter an over-allotment option. This option, which is exercisable for 45 days after the closing of this offering, permits the underwriter to purchase up to an aggregate of                 additional shares of common stock (equal to 15% of the number of shares offered hereby) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per share	Total with no Over- Allotment	Total with Over- Allotment
Public offering price	$

Underwriting discount (6.5%)	$

Proceeds, before expenses, to us	$

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares to be sold in the offering with the Securities and Exchange Commission; (b) all fees associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of such shares on the Nasdaq Global Select Market; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the underwriters; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of the shares from the Company to the representative; (h) fees and expenses of our legal counsel and accountants; and (i) “road show” expenses, diligence fees and the fees and expenses of the representative’s legal counsel not to exceed $75,000.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $                .

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, (a) our executive officers and directors as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the company without the prior written consent of the representative, for a period of 90 days from the date of the offering, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of 90 days from the date of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock. We have also agreed, for a period of 120 days from the offering, not to effect any issuance of or enter into any agreement to effect the issuances of any capital stock involving an at-the-market offering or involving a variable rate transaction (as defined in the underwriting agreement).

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of common stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities, and the issuance of securities in connection with acquisitions and strategic relationships.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with any of the underwriters for any further services.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in connection with our common stock.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids to not exceed a specified maximum.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate cover transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintain the market price of our common stock or preventing a decline in the market price of our common stock. As a result, the price of our common stock in the open market maybe higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transaction may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Nasdaq Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SEAC”.

Transfer Agent

The transfer agent for our common stock is Computershare.

LEGAL MATTERS

The validity of the securities being offered under this prospectus by us will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The underwriter is being represented in connection with this offering by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The consolidated financial statements of SeaChange International, Inc. appearing in SeaChange International, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2020 and SeaChange International, Inc.’s internal control over financial reporting as of January 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Marcum LLP pertaining to such financial statements and our internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company for the year ended January 31, 2019 incorporated by reference in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP independent registered public accountants upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, without charge, are available at the SEC’s website.

We also maintain a website at www.seachange.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•

our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 (filed with the SEC on April  20, 2020) and our Annual Report on Form 10-K/A for the fiscal year ended January 31, 2020 (filed with the SEC on May 26, 2020);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K the year ended January 31, 2020, as amended, from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on May 27, 2020) and our Definitive Revised Proxy Statement on Schedule 14A (filed with the SEC on June 5, 2020);

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020 (filed with the SEC on June 12, 2020), our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020 (filed with the SEC on September 9, 2020) and our Quarterly Report on Form 10-Q for the fiscal quarter ended October  31, 2020 (filed with the SEC on December 10, 2020);

•

our Current Reports on Form 8-K filed with the SEC on April 15, 2020, May 11, 2020; May  27, 2020, June 5, 2020, June  9, 2020, July 8, 2020, July  9, 2020, July  29, 2020, November  5, 2020, January  13, 2021, January  19, 2021, February  11, 2021, March  17, 2021, March  25, 2021, and March 29, 2021;

•

our Form 8-A12B, filed with the SEC on March 5, 2019; our Form 8-A12B/A, filed with the SEC on June 28, 2019, our Form 8-A12B/A, filed with the SEC on August 8, 2019, and our Form 8-A12B/A, filed with the SEC on January 9, 2020; and

•	the description of the securities of the Company contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended January 31, 2020 (filed with the SEC on April 20, 2020).

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:

SeaChange International, Inc.

500 Totten Pond Road

Waltham, MA 02451

(978) 897-0100

PROSPECTUS

SeaChange International, Inc.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “SEAC.” On February 4, 2021, the last reported sale price of our common stock was $1.19 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on Nasdaq or any other securities exchange.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “SeaChange,” the “Company,” “we,” “us,” “our” or similar references to refer to SeaChange International, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.seachange.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 (filed with the SEC on April  20, 2020) and our Annual Report on Form 10-K/A for the fiscal year ended January 31, 2020 (filed with the SEC on May 26, 2020);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K the year ended January 31, 2020, as amended, from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on May 27, 2020) and our Definitive Revised Proxy Statement on Schedule 14A (filed with the SEC on June 5, 2020);

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020 (filed with the SEC on June 12, 2020), our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020 (filed with the SEC on September 9, 2020) and our Quarterly Report on Form 10-Q for the fiscal quarter ended October  31, 2020 (filed with the SEC on December 10, 2020);

•

our Current Reports on Form 8-K filed with the SEC on April 15, 2020, May 11, 2020; May  27, 2020, June 5, 2020, June  9, 2020, July 8, 2020, July  9, 2020, July  29, 2020, November  5, 2020, January  13, 2021, and January 19, 2021;

•

our Form 8-A12B, filed with the SEC on March 5, 2019; our Form 8-A12B/A, filed with the SEC on June 28, 2019, our Form 8-A12B/A, filed with the SEC on August 8, 2019, and our Form 8-A12B/A, filed with the SEC on January 9, 2020;

•	our Form 8-A12G, filed with the SEC on September 18, 1996; and

•	the description of the securities of the Company contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended January 31, 2020 (filed with the SEC on April 20, 2020).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

SeaChange International, Inc.

500 Totten Pond Road

Waltham, MA 02451

(978) 897-0100

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For SeaChange International, Inc., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following, which may be amplified by the novel coronavirus (COVID-19) pandemic: our transition to being a company that primarily provides software solutions, the effect of certain legal claims against us, projected changes in our revenue, earnings and expenses (including taxes), exchange rate sensitivity, interest rate sensitivity, liquidity, product introductions, industry changes, general market conditions, our continued limited number of customers, geographic location of sales and a reduction in workforce and the impact thereof; our ability to meet the continued listing requirements of Nasdaq, and other risks and uncertainties discussed in this and our other filings with the SEC.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended January 31, 2020, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by law.

SeaChange International, Inc.

SeaChange International, Inc. (“SeaChange,” the “Company,” “us,” or “we”), a Delaware corporation founded on July 9, 1993, is an industry leader in the delivery of multiscreen, advertising and premium over the top (“OTT”) video management solutions headquartered in Waltham, Massachusetts. Our software products and services facilitate the aggregation, licensing, management and distribution of video and advertising content for service providers, telecommunications companies, satellite operators, broadcasters and other content providers. We sell our software products and services worldwide, primarily to service providers including: operators, such as Liberty Global, plc., Altice NV, Cox Communications, Inc. and Rogers Communications, Inc.; telecommunications companies, such as Verizon Communications, Inc., AT&T, Inc. and Frontier Communications Corporation; satellite operators such as Direct TV and Dish Network Corporation; and broadcasters.

Our software products and services are designed to empower video providers to create, manage and monetize the increasingly personalized, highly engaging experiences that viewers demand. Using our products and services, we believe customers can increase revenue by offering services such as video-on-demand (“VOD”) programming on a variety of consumer devices, including televisions, mobile telephones (“smart phones”), personal computers (“PCs”), tablets and OTT streaming players. Our solutions enable service providers to offer other interactive television services that allow subscribers to receive personalized services and interact with their video devices, thereby enhancing their viewing experience. Our products also allow our customers to insert advertising into broadcast and VOD content.

SeaChange serves an exciting global marketplace where multiscreen viewing is increasingly required, consumer device options are evolving rapidly, and viewing habits are shifting. The primary driver of our business is enabling the delivery of video content in the changing multiscreen television environment. We have expanded our capabilities, products and services to address the delivery of content to devices other than television set-top boxes, namely PCs, tablets, smart phones and OTT streaming players. We believe that our strategy of expanding into adjacent product lines will also position us to further support and maintain our existing service provider customer base. Providing our customers with more scalable software platforms enables them to further reduce their infrastructure costs, improve reliability and expand service offerings to their customers. Additionally, we believe we are well positioned to capitalize on new customers entering the multiscreen marketplace and increasingly serve adjacent markets. Our core technologies provide a foundation for software products and services that can be deployed in next generation video delivery systems capable of increased levels of subscriber activity across multiple devices.

We have historically sold and licensed our products and services on a standalone basis. Commencing February 2019, we adopted a value-based selling approach as part of which we offer our customers the ability to license all of our product and services, including specified upgrades, for a fixed period of time for a fixed price which we refer to as our Framework offering.

We initiated restructuring efforts in fiscal 2020 to improve operations and optimize our cost structure. In October 2019, we continued to streamline our operations and closed our service organizations in Ireland and the Netherlands resulting in annualized cost savings of approximately $6.0 million. We will also realize cost savings in fiscal 2021 related to the reduction in headcount driven by COVID-19.

Our principal executive office is located at 500 Totten Pond Road, Waltham, MA, and our telephone number is (978) 897-0100. Our website is www.seachange.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, capital expenditures, working capital, repayment of indebtedness, potential acquisitions and other business opportunities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.01 per share and Series A Participating Preferred Stock Purchase Rights of the Company, as well as certain provisions of our amended and restated certificate of incorporation (as amended, our “Certificate of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by the board of directors of the Company (the “Board”), of which 1,000,000 shares have been designated as Series A Participating Preferred Stock. As of the close of business on February 4, 2021, there were 37,639,304 shares of common stock outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Except in the case of a contested election, directors are elected if the votes cast “for” a nominee exceed the votes cast “against” the nominee’s election. Holders of common stock are entitled to receive ratably dividends, if any, as may be declared by the Board out of funds legally available therefor, after provision has been made for any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive an equal portion of the net assets of the Company available for distribution to the holders of common stock, subject to any preferential rights of any then outstanding preferred stock. Holders of the common stock have no preemptive, subscription, redemption or conversion rights, nor are they entitled to the benefit of any sinking fund. The outstanding shares of common stock are, when issued and paid for, validly issued, fully paid and nonassessable. The rights, powers, preferences and privileges of holders of common stock are subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Each share of common stock includes Series A Participating Preferred Stock purchase rights (the “Rights”) pursuant to the Tax Benefits Preservation Plan, dated as of March 4, 2019, by and between the Company and Computershare Inc., as Rights Agent, as amended (the “Rights Agreement”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the common stock. The Rights have no value except as reflected in the market price of the shares of the common stock to which they are attached, and can be transferred only with the shares of common stock to which they are attached.

Our common stock and the related rights to purchase Series A Participating Preferred Stock are traded on Nasdaq under the symbol “SEAC”.

The transfer agent and registrar for our common stock and related rights to purchase Series A Participating Preferred Stock is Computershare, Inc. Its address is 250 Royall Street, Canton, MA 02021.

Preferred Stock

The Board generally will be authorized, without further stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions as is determined by the Board, which may include, among others, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange and with such adjustments, if any; or (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock.

Our stockholders have granted the Board authority to issue the preferred stock and to determine the rights and preferences of the preferred stock in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subordinate to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

Series A Participating Preferred Stock Purchase Rights

The Rights; Exercise Period. We do not have any shares of preferred stock outstanding, but have designated shares of Series A Participating Preferred Stock in connection with our Rights Agreement. The Rights Agreement imposes a significant penalty upon any person or group which acquires 4.9% or more of the outstanding common stock (such event, a “Triggering Event”) without the approval of the Board as described in Section 11(a)(ii) of the Rights Agreement. Stockholders who own 4.9% or more of the outstanding common stock as of the open of business on March 5, 2019, will not constitute a Triggering Event so long as such stockholders do not change their ownership of common stock in a transaction or series of transactions to an amount equal to or greater than the greater of (i) 4.9% or (ii) the sum of (x) the lowest beneficial ownership of such person as a percentage of the outstanding common stock as of any date on or after March 5, 2019 plus (y) 0.5%. Upon a Triggering Event, each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a share of Series A Participating Preferred Stock, par value $0.01 per share (the “Series A Participating Preferred Stock”), of the Company, at a price of $8.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. Because of the nature of the Series A Participating Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share (as such term is defined in the Rights Agreement). From and after the occurrence of a Triggering Event if the Rights evidenced by the Right Certificate (as defined below) are or were acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights. However, Rights are not exercisable following the occurrence of a Triggering Event until such time as the Rights are no longer redeemable by the Company as set forth below. A copy of the Certificate of Designations, Preferences and Rights of the Series A Participating Preferred Stock of SeaChange International, Inc. filed by the Company with the Secretary of State of the State of Delaware to designate the Series A Participating Preferred Stock was filed as Exhibit 3.3 to the Registration Statement on Form 8-A filed by the Company on March 5, 2019. We subsequently amended the Rights Agreement (i) on June 28, 2019 to provide that the Final Expiration Date in no event would be later than the close of business on March 4, 2022 and (ii) on August 8, 2019 to provide that certain stockholders shall not be considered Acquiring Persons.

Until the earlier to occur of (i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 4.9% or more of the outstanding common stock (or if already the beneficial owner of at least 4.9% of the outstanding common stock, by acquiring additional common stock in a transaction or series of transactions representing 0.5% or more of the common stock then outstanding) (an “Acquiring Person”) or (ii) ten (10) business days (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.9% or more of such outstanding common stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date (as such term is defined in the Rights Agreement) and book entry accounts reflecting ownership of common stock outstanding as of the Record Date, by such Common Share certificate or book entry account position, as applicable. For these purposes, beneficial ownership is determined based on the number of common stock that a person is deemed to directly, indirectly or constructively own pursuant to Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”), including any shares owned by any other person treated as one entity under applicable treasury regulations.

Each of the following persons will not be deemed to be an Acquiring Person, even if they have acquired, or obtained the right to acquire, beneficial ownership of 4.9% or more of the outstanding common stock: (i) the Company; (ii) any subsidiary of the Company; (iii) any employee benefit plan of the Company or any subsidiary of the Company, or any person holding outstanding common stock for or pursuant to the terms of any such plan; (iv) any person who would otherwise be an Acquiring Person upon the first public announcement by the Company of the adoption of the Rights Agreement, unless and until such person, or any Affiliate of such person, changes their beneficial ownership of common stock in a transaction or series of transactions to an amount equal to or greater than the greater of (1) 4.9% or (2) the sum of (x) the lowest beneficial ownership of such person as a percentage of the outstanding common stock as of any date on or after March 5, 2019, plus (y) 0.5% (other than as a result of an acquisition by the Company or any of its Subsidiaries of common stock); or (v) any person who as the result of an acquisition of common stock by the Company which, by reducing the number of common stock outstanding, increases the proportionate number of common stock beneficially owned by the person to 4.9% or more of the common stock then outstanding, or a stock dividend, rights dividend, stock split or similar transaction effected by the Company unless and until such person, or any Associate or Affiliate of such person, following the first public announcement by the Company of such share acquisition, acquires beneficial ownership of an additional 0.5% or more of the then-outstanding common stock (other than pursuant to a stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company). If the Board determines in good faith that a person who would otherwise be an Acquiring Person, has become such inadvertently, and such person, within ten (10) business days of being requested by the Company to do so, certifies that such person became an Acquiring Person inadvertently or without knowledge of the terms of the Rights and who thereafter, within ten (10) business days following such certification, divests as promptly as practicable a sufficient number of common stock that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for any purpose of the Rights Agreement; provided that, if such person requested to so certify or divest common stock fails to do so within ten (10) business days, such person shall be deemed to be an Acquiring Person. Additionally, any person that has become an Acquiring Person shall not be treated as an Acquiring Person for any purpose of the Rights Agreement if the Board, in its sole discretion, determines that such person’s acquisition of beneficial ownership of common stock does not jeopardize or endanger the Company’s ability to utilize the NOLs (as such term is defined in the Rights Agreement). A person (other than any “direct public group” within the meaning of treasury regulations Section 1.382-2T(j)(2)(ii)) will be treated as the beneficial owner of 4.9% or more of the common stock if, in the determination of the Board, that person (individually, or together with other persons) would be treated as a “5-percent stockholder” for purposes of Section 382 (substituting “4.9” for “5” each time “five” or “5” is used in or for purposes of Section 382).

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred by, and only in connection with, the transfer of common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates and book entry accounts reflecting ownership of common stock issued after the Record Date or upon transfer or new issuance of common stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock outstanding as of the Record Date or book entry accounts reflecting ownership of common stock outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the common stock represented by such certificate or book entry position, as applicable. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) the date on which all of the Rights are redeemed as described below, (ii) the date on which the Rights are exchanged as described below, (iii) the consummation of a reorganization transaction entered into by the Company resulting in the imposition of stock transfer restrictions that the Board determines, in its sole discretion, will provide protection for the NOLs similar to that provided by the Rights Agreement, (iv) the close of business on the effective date of the repeal of Section 382, or any other change, if the Board determines, in its sole discretion, that the Rights Agreement is no longer necessary or desirable for the preservation of the NOLs, (v) the date on which the Board otherwise determines, in its sole discretion, that the Rights Agreement is no longer necessary to preserve the NOLs, (vi) the beginning of a taxable year of the Company to which the Board determines, in its sole discretion, that none of the NOLs may be carried forward, (vii) the fifth business day after the filing by the Company of a Current Report on Form 8-K reporting the results of the 2019 annual meeting of stockholders of the Company (including any postponement or adjournment thereof) should the Rights Agreement not be approved by a majority of the common stock present and voting at such meeting on such matter and (viii) the close of business on March 4, 2022 (the “Final Expiration Date”).

Purchase Price; Adjustments. The Purchase Price payable, and the number of Series A Participating Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Participating Preferred Stock, (ii) upon the grant to holders of the Series A Participating Preferred Stock of certain rights or warrants to subscribe for or purchase Series A Participating Preferred Stock at a price, or securities convertible into Series A Participating Preferred Stock with a conversion price, less than the then current market price of the Series A Participating Preferred Stock or (iii) upon the distribution to holders of the Series A Participating Preferred Stock of securities (including evidences of indebtedness) or assets (other than a regular quarterly cash dividend or a dividend payable in Series A Participating Preferred Stock) or of rights, options or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date. No fractional Series A Participating Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Participating Preferred Stock on the last trading day prior to the date of exercise. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, all holders of Rights except such person or group of affiliated or associated persons and their transferees may, upon exercise of a Right, purchase for the Purchase Price common stock with a market value of two times the Purchase Price, based on the market price of the common stock on the date such person or group of affiliated or associated persons became an Acquiring Person. If the Company does not have sufficient common stock to satisfy such obligation to issue common stock, the Company shall take all actions necessary to authorize additional common stock for issuance as soon as possible upon exercise of the Rights. In the event the Company shall, after reasonable best efforts, be unable to take all such actions as may be necessary to authorize such additional common stock, the Company shall deliver upon payment of the exercise price of a Right a number of common stock to the extent available and then units or other equity securities of the Company other than common stock, or cash, a reduction in the Purchase Price, debt securities of the Company, other assets or a combination of the foregoing in proportions determined by the Company, so that the aggregate value received is equal to twice the Purchase Price.

Exchange; Redemption; Amendment. At any time after any Person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding common stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

At any time prior to ten (10) business days after the time any Person becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

The foregoing description of the terms of the Rights Agreement is qualified in its entirety by reference to the complete text of the Rights Agreement. A copy of the Rights Agreement was attached as Exhibit 4.1 to the Current Report the Company filed on Form 8-K on March 5, 2019.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

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the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, the Company has not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire the Company.

Anti-Takeover Effects of Our Charter Documents

Our Certificate of Incorporation empowers our Board, when considering a tender offer or merger or acquisition proposal, to take into account any factors that it determines to be relevant, including, without limitation:

•	the interests of our stockholders, including the possibility that these interests might be best served by our continued independence;

•	whether the proposed transaction might violate federal or state laws;

•

not only the consideration being offered in the proposed transaction, in relation to the then current market price for our outstanding capital stock, but also to the market price for our capital stock over a period of years, the estimated price that might be achieved in a negotiated sale of our business as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and our financial condition and future prospects; and

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the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with us, upon the communities in which we conduct our business and upon the economy of the state, region and nation.

These provisions may discourage a third party from making a tender offer for our common stock, as these provisions could decrease the likelihood that our Board would find such a transaction to be in the interests of our stockholders.

Our Certificate of Incorporation does not allow stockholders to act by written consent in lieu of a meeting. Without the availability of stockholder action by written consent, a holder of the requisite number of shares of our capital stock would not be able to amend our Bylaws or remove directors without holding a stockholders’ meeting. Our Certificate of Incorporation provides that only our President, Chairman of the Board (if any) or a majority of the Board may call a special meeting of stockholders and notice of any such meeting must satisfy the notice periods as set forth in the Bylaws. Additionally, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to such time as our President, Chairman of the Board or a majority of the Board believed the matter should be considered or until the next annual meeting provided that the requestor met the notice and other requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the Board also could be delayed until the next annual meeting.

Our Board is authorized to issue, without further action by the stockholders, additional shares of preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of preferred stock enables our Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

The affirmative vote of the holders of at least 75% of the total voting power of all outstanding shares of our voting stock is generally required for stockholders to amend our Certificate of Incorporation. This provision makes it more difficult to circumvent the anti-takeover provisions of our Certificate of Incorporation.

Our Bylaws provide for our Board to be divided into three classes serving staggered terms. Approximately one-third of the Board will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of our stockholders, including proposed nominations of persons for election to the Board. Among other requirements, the advance notice provisions provide that (i) a stockholder must provide to the secretary of the Company timely notice (generally 120-150 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders or 60-90 days prior to a special meeting) of any business, including director nominations, proposed to be brought before the annual or special meeting, which notice must conform to the substantive requirements set forth in the Bylaws, (ii) a stockholder must deliver certain information regarding the person(s) making the proposal, and in the case of any nominee for election to the Board, information regarding such nominee, in each case as set forth in the Bylaws, and (iii) any nominee for election to the Board must provide a completed written questionnaire regarding his or her background, qualifications, stock ownership and independence. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our Board is expressly authorized to adopt, amend or repeal our Bylaws. Absent Board approval, the Bylaws may not be repealed, amended or altered in any respect without the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.

Anti-Takeover Effects of Our Rights Agreement

The Tax Benefits Preservation Plan could render more difficult, or discourage a merger, tender offer, or assumption of control of the Company that is not approved by our Board. The Tax Benefits Preservation Plan, however, should not interfere with any merger, tender or exchange offer or other business combinations approved by our Board. Additionally, the Tax Benefits Preservation Plan does not prevent our Board from considering any offer that it considers to be in the best interests of the Company’ stockholders.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, and/or preferred stock in one or more series. Warrants may be offered independently or together with shares of common stock, and/or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

•	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

•	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

•

issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

•	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference LLP.

EXPERTS

The consolidated financial statements of SeaChange International, Inc. appearing in SeaChange International, Inc. Annual Report on Form 10-K for the year ended January 31, 2020 and SeaChange International, Inc.’s internal control over financial reporting as of January 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Marcum LLP pertaining to such financial statements and our internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company for the year ended January 31, 2019 incorporated by reference in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP independent registered public accountants upon the authority of said firm as experts in accounting and auditing.

Shares of Common Stock

Prospectus Supplement

March     , 2021

Sole Book-Running Manager

Aegis Capital Corp.